EXHIBIT 99.5

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of November 2009

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Unaudited Average Per Day Operating Costs (Not Including Tax) For the Three Months Ended September 30, 2009/Month Ended September 30, 2009 Only	Additional Comments
Semisubmersibles:
ATWOOD EAGLE	5000’	Australia	WOODSIDE ENERGY LTD (“WOODSIDE”)	FIRM WORK – (2 years) June 2010	Approximately $405,000	$139,000/$154,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One well deferred from previous drilling program which is now expected to be drilled during June or July 2010.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	N/A
		Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	FIRM WORK – (Until new semisubmersible arrives in Australia) February/March 2011	$430,000/$450,000 Depending on firm duration of Atwood Osprey Contract	N/A	Subject to change due to cost escalation provisions in the contract.
		Australia	CHEVRON	OPTION WORK – Has option to continue to use rig for a mutually agreed term after the new semisubmersible arrives in Australia.	$405,000/$425,000 Depending on firm duration of Atwood Osprey Contract	N/A	Subject to change due to cost escalation provisions in the contract.
		TBD	N/A	N/A	N/A	N/A	The rig could incur around twenty (20) zero rate days in the first quarter of 2011 for regulatory inspections and planned maintenance.
ATWOOD HUNTER	5,000’	Ghana	KOSMOS ENERGY GHANA HC (“KOSMOS”) (Approximately 135 days of the commitment has been assigned to Tullow Ghana Limited)	FIRM WORK - June 2010 (Estimated to take 270 days)	$538,000	$110,000/$94,000	Subject to change due to cost escalation provisions in the contract.
		Other West Africa Designated Areas	NOBLE ENERGY INC (“NOBLE”) /KOSMOS	FIRM WORK - October/November 2012	$538,000 to $545,000 while operating	N/A	Subject to change due to cost escalation provisions in the contract.
ATWOOD FALCON	5,000’	Malaysia	SARAWAK SHELL BERHAD (“SHELL”)	FIRM WORK – August 2011	$425,000/plus approximately $4,000 of amortized per day revenues	$69,000/$82,000	Subject to change due to cost escalation provisions in the contract.
ATWOOD OSPREY	6,000’	Under construction in Singapore with Delivery Expected in early 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.	FIRM WORK – Early 2014 if three-year commitment or early 2017 if six-year commitments. (Contract provides for a commitment of three years with option to extend to six years at time of delivery of rig)	$470,000 (if three-year commitment) $450,000 (if six-year commitment)	N/A	Subject to change due to cost escalation provisions in the contract.
ATWOOD SOUTHERN CROSS	2,000’	West Africa	NONE	FIRM WORK – NONE	NONE	$55,000/$40,000	Contract opportunities are currently being pursued while rig is “ready stacked” in West Africa.
	TBD	TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2010 for regulatory inspections.
Cantilever Jack-Ups:
ATWOOD BEACON	400’	EQUATORIAL GUINEA	HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – June 2010 (Estimated to take 240 days to complete the drilling of six (6) firm wells)	$110,000/plus approximately $5,000 of amortized per day revenues for 240 days.
$43,000/$7,000 (Operating costs for EG is estimated to be around $60,000 per day.  In addition to the rig’s daily operating costs, we expect to incur approximately $7 million in costs to relocate the rig to EG which will be amortized over 240 days or $30,000 per day.) The rig’s operating costs were low in September due to its relocating to Equatorial Guinea.

		EQUATORIAL GUINEA	HESS	OPTION WORK – February 2011 (Hess has options to extend its drilling program for an additional six (6) wells or estimated 240 days.)	$110,000	N/A
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the second or third quarters of fiscal year 2011.
VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED (“NUCOASTAL”)	FIRM WORK – December 2009	$95,000	$27,000/$40,000 (Operating costs were low in July and August due to the rig being in a shipyard undergoing an upgrade.)
		Thailand	NUCOASTAL	OPTION WORK – Has option to extend program an additional three (3) months which must be exercised by January 4, 2010. June 2010	$90,000	N/A
		Thailand	NUCOASTAL	OPTION WORK – Has option to extend program an additional six (6) months which must be exercised by April 1, 2010. December 2010	$90,000	N/A
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the third or fourth quarter of fiscal year 2010 for regulatory inspections.
ATWOOD AURORA	350’	Egypt	RWE DEA NILE GmbH (“RWE”)	FIRM WORK – April 2011	$133,000	$55,000/$54,000	Subject to change due to cost escalation provisions in the contract.
		Egypt	RWE	OPTIONS – (1 Year)	TBD	N/A
Semisubmersible Tender Assist Unit:
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – September 2010	$90,000	$70,000/$69,000	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $20,000 per day reduction during periods when the rig is being relocated to a new drilling site.
Submersible:
RICHMOND	70’	US Gulf of Mexico	APPLIED DRILLING TECHNOLOGY INC.	FIRM WORK – End of November or Early December 2009	$32,500	$43,000/$43,000	Contract opportunities are currently being pursued for additional work for the rig after it completes the drilling of the one-well program.
		US Gulf of Mexico	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the third quarter of fiscal year 2010 for regulatory inspections.

NOTES –

1)                      EXPECTED TAX RATE –
Virtually all of the Company’s tax provision relates to taxes in foreign jurisdictions.  Working in foreign jurisdictions with nontaxable or deemed profit tax systems contribute to the effective tax rate being significantly less than the United States statutory rate.  Our effective tax rate for the fourth quarter of fiscal year 2009 was 19%, which resulted in an effective tax rate for fiscal year 2009 of approximately 16%.

2)      OTHER DRILLING COSTS IN ADDITION TO THE ABOVE RIG COSTS -
Estimated Average Per Day for the Three Months ended September 2009                                                                                                                                                                $25,000